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                                  EXHIBIT 5.1
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Arthur Jay Schwartz
 (404) 264-2632



                                  May 23, 1996


Board of Directors
L.A. T Sportswear, Inc.
1200 Airport Road
Ball Ground, Georgia 30107

RE:    L.A. T Sportswear, Inc.
       Registration Statement on Form S-8
       40,000 Shares of Common Stock no par value
       L.A. T Sportswear, Inc. Outside Directors Incentive Plan

Gentlemen:

       We have acted as counsel for L.A. T Sportswear, Inc. (the "Company") in connection with the registration of 40,000 shares of its Common Stock, no par value per share (the "Shares"), to be issued under the Company's Outside Directors Incentive Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

       In connection therewith, we have examined the following:

       10. The Amended and Restated Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

       11. The Amended and Restated By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

       12. The minute book of the Company, certified as correct and complete by the Secretary of the Company;

       13. Certificate of Existence with respect to the Company, issued by the Secretary of State of the State of Georgia; and

       14.     The Registration Statement, including all exhibits thereto.

       Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:
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Board of Directors
L.A. T Sportswear, Inc.
May 23, 1996
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       (A)     The Company has been duly incorporated under the laws of the
               State of Georgia and is validly existing and in good standing under the laws of that state.

       (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

       We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        SMITH, GAMBRELL & RUSSELL


                                        /s/ Arthur Jay Schwartz
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                                        Arthur Jay Schwartz